UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2021 (December 23, 2021)

PARDES BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40067	85-2696306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2173 Salk Avenue, Suite 250
PMB#052
Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 415-649-8758

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRDS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On December 23, 2021 (the “Closing Date”), FS Development Corp. II, a Delaware corporation (“FSDC II”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of June 29, 2021 (as amended on November 7, 2021, the “Merger Agreement”), by and among Pardes Biosciences, Inc., a Delaware corporation (“Old Pardes”), Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the Company Securityholders (the “Stockholders’ Representative”), FSDC II and Orchard Merger Sub Inc., a Delaware corporation (“Merger Sub”).

On the day prior to the Closing Date, Old Pardes changed its name to “Pardes Biosciences Sub, Inc.” Pursuant to the Merger Agreement, on the Closing Date, (i) FSDC II changed its name to “Pardes Biosciences, Inc.” (together with its consolidated subsidiaries, “New Pardes”), and (ii) Old Pardes merged with and into Merger Sub (the “Merger”), with Old Pardes as the surviving company in the Merger and, after giving effect to such Merger, Old Pardes becoming a wholly-owned subsidiary of New Pardes.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) all shares of Old Pardes’s Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock and Common Stock (collectively, “Old Pardes Stock”) issued and outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into the right to receive their pro rata portion of the 32,500,000 shares of FSDC II Class A Common Stock (the “Common Stock”) issued as Merger consideration (the “Merger Consideration”) equal to (A) the final consideration ratio calculated in accordance with the Merger Agreement multiplied by (B) the number of shares of Old Pardes Stock; (ii) each option exercisable for Old Pardes Stock that was outstanding immediately prior to the Effective Time was assumed and continues in full force and effect on the same terms and conditions as were previously applicable to such options, subject to adjustments to exercise price and number of shares Common Stock issuable upon exercise based on the final conversion ratio calculated in accordance with the Merger Agreement, and (iii) 13,000,000 shares of Common Stock were reserved for issuance under the newly adopted 2021 Stock Option and Incentive Plan (the “2021 Plan”), of which a portion of such shares were allocated for issuance upon exercise of the assumed options and reserved for option grants for outstanding contractual commitments.

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to New Pardes and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of New Pardes. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger and the transactions contemplated by the subscription agreements entered into by FSDC II and certain investors (the “PIPE Investors”) pursuant to which the PIPE Investors collectively committed to subscribe for, and did subscribe for, an aggregate of 7,500,000 shares of Common Stock for an aggregate purchase price of $75,000,000 (the “PIPE Investment”).

Item 1.01.	Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, New Pardes, Old Pardes, the FSDC II Investors (as defined below) and the Major Pardes Investors (as defined below) entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the FSDC II Investors and the Major Pardes Investors (collectively, the “Investors”) are granted certain registration rights with respect to registrable securities (as defined in the Registration Rights Agreement) held by them. The FSDC II Investors include FS Development Holdings II, LLC, Daniel Dubin, Owen Hughes and Deepa Pakianathan. The Major Pardes Investors include Foresite Capital Opportunity Fund V, L.P., Foresite Capital Fund V, L.P., Khosla Ventures Seed D, LP, Khosla Ventures VII, LP, GMF Pardes, LLC, Uri A. Lopatin, M.D., Lopatin Descendants’ Trust, Lee D. Arnold, Ph.D., Brian P. Kearney PharmD, Heidi Henson, Elizabeth H. Lacy, Mark Auerbach, and Michael D. Varney, Ph.D..

In particular, the Registration Rights Agreement provides for the following registration rights:

•

Demand registration rights. At any time after the Closing Date, and following the expiration of any lock-up to which an Investor may be subject, New Pardes will be required, upon the written request of either (i) FSDC II Investors holding a majority of the Registrable Securities held by all FSDC II Investors or (ii) Major Pardes Investors holding at least 30% of the Registrable Securities held by all Major Pardes Investors, to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-1 or any similar long-form registration statement or, if then available, on Form S-3, and use reasonable best efforts to effect the registration of all or part of their registrable securities requested to be included in such registration by the Investors.

•

Shelf registration rights. New Pardes will be required, to file a shelf registration statement pursuant to Rule 415 of Securities Act as soon as practicable after the Closing Date but in no event later than thirty (30) calendar days after the Closing Date registering the resale from time to time of all of the registrable securities then held by Investors that are not covered by an effective registration statement on the filing date. New Pardes will use reasonable best efforts to cause the resale shelf registration statement to be declared effective as soon as possible after filing. At any time New Pardes has an effective shelf registration statement, and assuming the expiration of the Lock-up Period (as defined in the Registration Agreement), if the Company shall receive a request from Investors holding registrable securities with an estimated market value of at least $5,000,000, to effect an underwritten shelf takedown, New Pardes shall use its reasonable best efforts to as expeditiously as possible to effect the underwritten shelf takedown.

•

Limits on demand registration rights and shelf registration rights. New Pardes shall not be obligated to effect: (a) more than one (1) demand registration or underwritten shelf takedown during any six-month period; (b) any demand registration at any time there is an effective resale shelf registration statement on file with the SEC; (c) more than two underwritten demand registrations in respect of all registrable securities held by the FSDC II Investors, including those made under a shelf registration statement, or (d) more than two underwritten demand registrations in respect of all registrable securities held by the Major Pardes Investors, including those made under a shelf registration statement.

•

Piggyback registration rights. At any time after the first anniversary of the Closing Date, if New Pardes proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the Investors are entitled to include their registrable securities in such registration statement, subject to customary cut-back rights.

•

Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by New Pardes and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Registration Rights Agreement contains customary cross-indemnification provisions, under which New Pardes is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to New Pardes, and holders of registrable securities are obligated to indemnify New Pardes for material misstatements or omissions attributable to them.

•

Registrable securities. Securities of New Pardes shall cease to be registrable securities upon the earlier of (i) tenth anniversary of the Closing Date and (ii) the date as of which (1) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (2) such securities shall have been transferred pursuant to Rule 144 of the Securities Act, or with respect to any Investor, securities of such Investor shall cease to be registrable securities, on the earlier of (x) the date such Investor ceases to hold at least 1% of the registrable securities or (y) if such Investor is an individual and such Investor is a director or an executive officer of Old Pardes or FSDC II as of immediately prior to the consummation of the Merger, the date when such Investor is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Voting Agreement

On the Closing Date, New Pardes, the Sponsor and certain stockholders of New Pardes (collectively, the “Voting Parties”) entered into a Voting Agreement, pursuant to which each Voting Party agrees to vote all voting securities of New Pardes that it owns from time to time and that it may vote in an election of the Company’s directors (collectively, “Voting Shares”) in accordance with the provisions of the Voting Agreement, whether at a regular or special meeting of stockholders.

Pursuant to the Voting Agreement, the post-Closing Board immediately following the closing shall be comprised of seven directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I initially consisting of two directors (the “Class I Directors”), Class II initially consisting of two directors (the “Class II Directors”) and Class III initially consisting of three directors (the “Class III Directors”). J. Jay Lobell and Deborah M. Autor shall constitute the initial Class I Directors and shall be nominated in Class I, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2022; Michael D. Varney, Ph.D. and Laura J. Hamill shall constitute the Class II Directors and shall be nominated in Class II, the members of which shall have an initial term that expires at the annual meeting of stockholders of the Company held in 2023; and Uri A. Lopatin, M.D., Mark Auerbach and James B. Tananbaum, M.D. shall constitute the initial Class III Directors and shall be nominated in Class III, the members of which shall have an initial term that expires at the annual meeting of stockholders held in 2024. At least a majority of the Board shall qualify as Independent Directors.

Pursuant to the Voting Agreement, the Voting Agreement shall be in effect until the consummation of the 2024 annual stockholdings meeting (the “Term”), provided however, if at any time during the Term the Sponsor owns less than 1,385,937 shares of Class A Common Stock of the Company (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the rights of the Sponsor and the obligations of the Board shall automatically terminate.

Pursuant to the Voting Agreement, Old Pardes shall have the authority to appoint six directors to the Board, with such procedures as are determined by Old Pardes’s Board.

All directors elected pursuant to the terms of the Voting Agreement shall be removed from the Board (a) only upon the vote or written consent of the Voting Party that is entitled to nominate such director or (b) pursuant to the vote of the Company’s stockholders at any annual or special meeting of stockholders. Upon any individual elected to serve as a director pursuant to the Voting Agreement ceasing to be a member of the Board, whether by death, resignation or removal or otherwise, only the Voting Party that was entitled to nominate such individual shall have the right to fill any resulting vacancy in the Board; provided that such Voting Party still has the right to nominate the applicable director under the Voting Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Lockup Agreement

On the Closing Date, New Pardes and certain of its stockholders and optionholders (the “Stockholders Parties”) entered into a Lockup Agreement pursuant to which such Stockholder Parties agreed not to transfer any shares of Common Stock or options to purchase Common Stock received as Merger consideration (the “Covered Equity Interest”) for a period of 180 days following the Closing Date. Notwithstanding the foregoing, any Stockholder Party that is an executive officer or director shall be allowed to establish a 10b5-1 trading plan during the lockup period, provided that no trades are made under the plan during the 180 day lock-up period.

The foregoing description of the Lockup Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lockup Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 23, 2021, FSDC II held a special meeting of stockholders (the “Special Meeting”) at which the FSDC II stockholders considered and adopted, among other matters, the Merger Agreement. On December 23, 2021, the parties to the Merger Agreement consummated the Transactions.

At the Closing, of the 32,500,000 shares of Common Stock constituting the Merger Consideration, (i) an aggregate of 29,364,235 shares of Common Stock were issued in exchange for the Old Pardes Stock outstanding as of immediately prior to the Effective Time, of which 5,733,270 shares of Common Stock remained subject to vesting as of December 23, 2021, (ii) 2,878,138 shares were reserved for issuance under the 2021 Plan for Pardes’s outstanding vested, unvested, and unexercised options outstanding as of immediately prior to the Effective Time and (iii) 257,627 shares were reserved for issuance under the 2021 Plan for outstanding contractual commitments to grant equity awards to persons following the Effective Time. Additionally, at the Closing an aggregate of 7,500,000 shares of Common Stock were issued to the PIPE Investors in the PIPE Financing. The former stockholders of FSDC II redeemed 243,989 shares for an aggregate redemption amount of $2.4 million.

Immediately after giving effect to the Transactions, there were 62,378,996 shares of Common Stock outstanding, of which 5,733,270 shares of Common Stock remained subject to vesting as of December 23, 2021, and 13,000,000 shares of Common Stock subject to outstanding equity awards or reserved for future issuance under the 2021 Plan.

The material terms and conditions of the Merger Agreement are described in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in FSDC II’s Registration Statement on Form S-4 (File No. 333-258442), originally filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2021, as amended, in the section titled “Business Combination Proposal—The Merger Agreement,” which is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the information incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Transactions and their expected benefits, New Pardes’s performance following the Transactions, the ability of New Pardes’s clinical trials to demonstrate acceptable safety and efficacy of New Pardes’s product candidates, including PBI-0451, statements about the potential attributes and benefits of New Pardes’ product candidates, including the potential for dosing of PBI-0451 as a single agent without a requirement for the addition of a metabolic boosting agent such as ritonavir, New Pardes’s lead product candidate, the timing, progress and results of clinical trials for PBI-0451 and completion of studies or trials and related preparatory work, the format and timing of Pardes’ product development activities and clinical trials, including development plans for registrational trials and regulatory interactions, the initiation, timing, progress, results and costs of New Pardes’s research and development programs and New Pardes’s current and future preclinical and clinical studies, New Pardes’s ability to initiate, recruit and enroll patients in and conduct its clinical trials at the pace that New Pardes’s projects, and New Pardes’s ability to obtain marketing approvals of its product candidates and to meet existing or future regulatory standards or comply with post-approval requirements. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Transactions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

Who We Are

We are a clinical-stage biopharmaceutical company formed in February 2020 that is focused on discovering, developing and commercializing novel therapeutics to improve the lives of patients suffering from life-threatening disease, starting with our lead candidate, PBI-0451, which is in clinical development and intended to treat and prevent coronaviral (CoV) infections. COVID-19 is caused by infection with the severe acute respiratory syndrome coronavirus 2, or SARS-CoV-2, and has emerged as the most significant pandemic threat for the world in many decades. Pardes has built a discovery platform designed to target reactive nucleophiles, such as those in cysteine proteases. By leveraging our understanding of structure-based drug design, reversible covalent chemistry and viral biology, we have discovered and are developing novel product candidates with low nanomolar potency against SARS-CoV-2 and broad activity against all known pathogenic human coronaviruses. Our lead product candidate, PBI-0451, inhibits the main coronaviral cysteine protease, or Mpro, a viral protein essential for replication of all known coronaviruses. In preclinical studies, PBI-0451 has demonstrated activity against all coronaviral proteases, tested, as well as inhibition of replication of multiple coronaviruses, including SARS-CoV-2. Moreover, PBI-0451 has demonstrated the potential for oral bioavailability across multiple pre-clinical species as well as in an ongoing Phase 1 clinical study in humans. We believe the anti-viral potency seen against SARS-CoV-2 in preclinical in vitro studies and potential for oral bioavailability in humans supports its potential to be an oral direct acting antiviral, or DAA, for use against SARS-CoV-2 infections. We plan to develop PBI-0451 for both oral treatment and prophylaxis of SARS-CoV-2 infection. Given the highly conserved nature of the Mpro target, which is shared among all known coronaviruses, including emerging variants of concern, we believe emerging variants will likely retain this target for PBI-0451. SARS-CoV-2 represents the third coronavirus to make a zoonotic transfer in the last 20 years and result in significant human disease.

The impact of SARS-CoV-2, however, is significantly greater than has been seen in the two previous coronaviral outbreaks. As of November 2021, there have been in excess of 253 million confirmed cases of SARS-CoV-2 infection and more than 5.1 million related deaths globally. A detailed market opportunity for any single COVID-19 therapeutic is difficult to predict given the unprecedented and evolving nature of COVID-19. Nevertheless, the necessity for a rapidly deployable, broadly effective antiviral treatment is evidenced by the continued incidence of new SARS-CoV-2 infections in the US and the surge of infections being seen in many countries. These ongoing transmissions represent a major potential threat, as they enable the ongoing evolution of SARS-CoV-2, and fuel the rise of novel variants of potential concern. To date, these variants primarily involve the viral spike protein and its receptor binding domain (RBD) entry point at the ACE-2 receptor, providing the potential for reduced susceptibility to vaccines. In the US and other developed countries, vaccine hesitancy will likely persist resulting in significant portions of the population remaining at risk for future waves of infection. In addition to this immediate critical need, the likely event of future zoonotic transmissions of novel coronaviruses establishes the necessity for broadly effective, oral antiviral treatments for the foreseeable future.

Over the last 40 years significant progress has been made in our understanding of how viruses infect cells, replicate and spread within the body. This has resulted in multiple drug development approaches including inhibition of viral entry into cells, viral gene replication and viral particle formation. We believe the most effective method for treating and preventing coronaviral infections is to use small molecule DAAs to target viral encoded proteases to inhibit their function. Historically, this approach has led to highly potent and clinically successful antivirals for the treatment of other viruses such as human immunodeficiency virus (HIV), and hepatitis C virus, or HCV. Our lead product candidate PBI-0451 is a coronaviral protease inhibitor that in preclinical studies has demonstrated in vitro activity against all coronaviruses tested by us to date. We believe a safe, oral, pan-coronaviral protease inhibitor may have significant benefits as an antiviral able to treat or prevent infection with SARS-CoV-2 and important emerging variants of concern.

Our Lead Program

Our lead product candidate PBI-0451 is being developed as an orally administered DAA whose mechanism of action is inhibition of the coronaviral Mpro, a viral protein with no direct human equivalent that is both highly conserved and essential for replication of all known coronaviruses. The development program for PBI-0451 will explore its potential as both a treatment and prophylaxis for SARS-CoV-2 infection, including emerging variants of concern.

In preclinical studies, PBI-0451 demonstrated in vitro the potential to inhibit replication of a broad range of coronaviruses, including SARS-CoV-2, as well as other variants of coronavirus that cause upper respiratory infections and can manifest as a “common cold.” This breadth of coverage aligns with the highly conserved nature of the coronavirus Mpro across strains and supports our belief that PBI-0451 will maintain its inhibition even as other SARS-CoV-2 variants emerge.

In August 2021, we initiated our first-in-human trial for PBI-0451. This trial is anticipated to enroll up to 180 healthy volunteers. The Phase 1 study is a placebo-controlled, blinded, randomized, dose escalation study of PBI-0451 in healthy volunteers designed to evaluate the safety, tolerability, and pharmacokinetics of PBI-0451 after single and multiple ascending doses. This study will also evaluate the drug-drug interaction potential of PBI-0451, including upon its coadministration with ritonavir. We intend to use clinical data from this first-in-human Phase 1 clinical trial to inform the potential dosing regimen for our potential subsequent clinical trials.

In addition to our lead program, we have developed a library of chemical “warheads” designed to target reactive nucleophiles such as reactive site cysteine or serine residues. These warheads have the potential to be adapted for use against both other viral proteases as well as other disease-related targets. We expect that our platform will continue to provide us with the opportunity to develop additional product candidates across multiple therapeutic areas in the future.

Our Team

We have assembled a management team with significant experience in discovering, developing and commercializing a broad range of therapies, including multiple antivirals, and in public company operations. Our President and Chief Executive Officer, Uri A. Lopatin, M.D., has over 15 years of scientific, operational, strategic, and management experience in the biopharmaceutical industry. He previously cofounded Assembly Pharmaceuticals, which went public as Assembly Biosciences, Inc. (NSADAQ: ASMB) in 2014. Our Chief Scientific Officer, Lee D. Arnold, Ph.D., has more than 34 years of contributions to molecularly targeted drug discovery, including more than 80 U.S. patent applications and the discovery of the first in class oncology drug, Tarceva®. He was previously the Chief Scientific Officer and Chief Discovery Officer at Assembly Biosciences, Inc, and has held leadership positions at OSI Pharmaceuticals, Inc., BASF/Abbott and Kinnate Biopharma, Inc. Our Chief Development Officer, Brian P. Kearney, PharmD has over 20 years of experience in antiviral medicine development and was most recently at Gilead Sciences, Inc. serving as Vice President of Clinical Research. Dr. Kearney was responsible for programs and teams that led to global regulatory approvals of eight new chemical entities and 15 new drug products for the treatment of HIV, HBV, HCV, and other unmet medical needs. Our Chief Commercial Officer, Sean P. Brusky, brings over 20 years of business development, commercial managed care and medical affairs experience, most recently as Head of Healthcare Delivery Innovation for Genentech, Inc. (a member of the Roche Group). Our Chief Business & Strategy Officer, Philippe Tinmouth, brings over 25 years of experience in strategic leadership, business development and alliance management in the biopharmaceutical industry to New Pardes. Heidi Henson, Chief Financial Officer, has a successful track record in pharmaceutical and life sciences companies that dates back nearly 20 years, including Wellspring Biosciences, Inc., Kura Oncology, Inc. and Imbria Pharmaceuticals, Inc. and was Vice President of Finance at Intellikine, Inc. until its acquisition by Takeda Pharmaceutical Company Limited. Elizabeth H. Lacy, our General Counsel, has twenty-five years of legal experience of which over four and a half years has been as the general counsel of a public life sciences company. Our board of directors includes Michael D. Varney, Ph.D., previously head of Research and Development at Genentech, Inc., Mark Auerbach, former Chairman of Par Pharmaceuticals Companies, Inc. and lead director of Optimer Pharmaceuticals, Inc., Deborah M. Autor, served as Vice President, Global Head of Regulatory Excellence at AstraZeneca Pharmaceuticals LP and former Deputy Commissioner, Global Regulatory Operations & Policy at the FDA, Laura J. Hamill, a former executive with significant global commercial operations and strategic planning experience, and James B. Tananbaum, M.D., co-founder of Theravance, Inc. and Founder and CEO of Foresite Capital.

We believe that our team’s expertise in reversible covalent chemistry and virology, together with our experience discovering, developing, registering and commercializing multiple drugs in clinical use, including antiviral treatments, positions us well to advance a new generation of medicines. Our immediate aspiration is to develop a cure for the world’s most significant coronaviral disease to date, while simultaneously leveraging our chemistry platform to establish a robust pipeline across multiple programs.

Our Strategy

We believe that our tunable, reversable covalent chemistry platform will allow us to engage reactive nucleophiles in select biological targets and leverage modern structure-based drug design to rapidly develop better oral drugs for clinically important diseases. Initially, our goal is to become a global leader in the discovery, development and commercialization of novel therapies for the treatment and prevention of SARS-CoV-2 infections, the cause of COVID-19, and emerging SARS-CoV-2 variants. We anticipate expanding our discovery and development efforts beyond virology to include immunology and oncology. To achieve our goals, we intend to pursue the following strategies:

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Complete preclinical and clinical development and seek approval for our lead product candidate, PBI-0451, an investigational drug designed to be orally administered DAA for the treatment and prevention of SARS-CoV-2 infections, the cause of COVID-19, including infections caused by newly emerging SARS-CoV-2 variants.    We initiated our Phase 1, first in human clinical trial in New Zealand with our lead candidate PBI-0451 in August 2021. If PBI-0451 demonstrates acceptable human pharmacokinetics and tolerability data in the Phase 1 clinical trial, we subsequently intend to discuss with the FDA and other regulatory authorities outside of the U.S., and seek advice, regarding potential plans to initiate a Phase 2/3, potentially registrational, treatment trial that will enroll patients who are test positive for SARS-CoV-2 in the outpatient setting and are considered at high risk of progressing to severe disease. In addition, we plan to evaluate PBI-0451 in additional programs, such as a potential post-exposure prophylaxis in first degree contacts of patients diagnosed with SARS-CoV-2 infection. We intend to work closely with the FDA and other regulatory authorities as we plan and implement our clinical trials to align on the regulatory pathway for approval of PBI-0451 and may seek Emergency Use Authorizations (EUA).

•

Expand our pipeline by developing highly selective, orally administered drug candidates against additional targets in virology, immunology and oncology. While we believe our lead candidate, PBI-0451, can be developed as a broadly active anti-coronaviral drug, we intend to continue to improve our capability to inhibit a range of coronaviruses, while we expand our wholly owned pipeline by continuing to innovate and discover additional differentiated oral small molecules against additional targets.

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Maximize the value of our product candidates.    We intend to retain global commercialization rights to our product candidates, which we believe will allow us to retain the greatest potential value for our product portfolio. However, we may selectively consider entering into collaborations where we believe there is an opportunity, particularly outside the United States, to accelerate the development of our product candidates and the commercialization of products, if any, that we successfully develop.

Our business is further described in the Proxy Statement/Prospectus in the section titled “Information about Pardes” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to our business and operations and the Transactions are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

The financial information related to our business and operations and the Transactions are set forth in the Proxy Statement/Prospectus in the section titled “Summary Financial and Other Data of Pardes,” “Summary Financial and Other Data of FS Development II,” “Summary Unaudited Pro Forma Condensed Combined Financial Information,” “Comparative Share Information,” “Unaudited Pro Forma Condensed Combined Financial Information” “Selected Financial and other Data of FS Development II,” “Selected Consolidated Financial and Other Data of Pardes,” and that information is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations of FS Development II” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pardes”, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations of FS Development II - Quantitative and Qualitative Disclosures about Market Risks” which is incorporated herein by reference.

Facilities

All employees currently work remotely. We intend to lease office space and labs in the first half of 2022.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Common Stock immediately following the consummation of the Transactions:

•	each person who is known to be the beneficial owner of more than 5% of New Pardes’s outstanding Common Stock immediately following the consummation of the Transactions;

•	each of New Pardes’s current executive officers and directors; and

•	all executive officers and directors of New Pardes as a group following the consummation of the Transaction.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, New Pardes believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. Unless otherwise noted, the business address of each of the executive officers and directors of New Pardes is 2173 Salk Ave., Suite 250, PMB#052, Carlsbad, CA 92008. The percentage of shares beneficially owned is based on 62,378,996 shares of Common Stock outstanding after giving effect to the Transactions, as of December 23, 2021, of which 5,733,270 shares of Common Stock remained subject to vesting.

Name and Address of Beneficial Owner	Number of Shares	%
Directors and Officers:
Uri A. Lopatin, M.D.(1)	5,679,746	9.1
Heidi Henson(2)	382,184	*
Lee D. Arnold, Ph.D.(3)	2,815,585	4.5
Brian P. Kearney, PharmD(4)	457,533	*
Sean P. Brusky	—	—
Elizabeth H. Lacy(5)	268,483	*
Philippe Tinmouth	—	—
Mark Auerbach(6)	70,390	*
Deborah M. Autor(7)	8,798	*
Laura J. Hamill(8)	8,798	*
J. Jay Lobell(9)	3,591,265	5.8
Michael D. Varney, Ph.D. (10)	70,390	*
James B. Tananbaum, M.D.(11)	14,627,822	23.4
All Directors and Executive Officers as a group (13 individuals)	27,980,994	44.8
Five Percent Holders:
Entities affiliated with FS Development Holdings II, LLC(11)	14,627,822	23.4
Khosla Ventures(12)	6,151,766	9.9
GMF Pardes LLC(9)	3,591,265	5.8

*	Less than one percent.

(1)

Uri A. Lopatin, M.D. and Lopatin Descendants’ Trust are the record holders, respectively, of 5,327,798 and 351,948 shares of Common Stock. Uri A. Lopatin, M.D. and Katherine Lopatin are co-trustees of the Lopatin Descendants’ Trust and have sole voting and investment discretion over the shares described above. At February 21, 2022, 2,932,902 shares remain subject to a right of repurchase.

(2)

Consists of 316,753 restricted shares of Common Stock held by Ms. Henson, of which 193,572 shares remain subject to a right of repurchase at February 21, 2022 and 65,431 shares of Common Stock issuable to Ms. Henson pursuant to options exercisable within 60 days of December 23, 2021.

(3)	Consists of 2,815,585 restricted shares of Common Stock held by Dr. Arnold, of which 1,583,767 shares remain subject to a right of repurchase at February 21, 2022.
(4)	Consists of 457,533 restricted shares of Common Stock held by Dr. Kearney, of which 305,022 shares remain subject to a right of repurchase at February 21, 2022.
(5)

Consists of 211,169 restricted shares of Common Stock held by Ms. Lacy, of which 140,780 shares remain subject to a right of repurchase at February 21, 2022 and 57,314 shares of Common Stock issuable to Ms. Lacy pursuant to options exercisable within 60 days of December 23, 2021.

(6)	Consists of 70,390 restricted shares of Common Stock held by Mr. Auerbach, of which 51,327 shares remain subject to a right of repurchase at February 21, 2022.
(7)	Consists of 8,798 shares of Common Stock issuable to Ms. Autor pursuant to options exercisable within 60 days of December 23, 2021.
(8)	Consists of 8,798 shares of Common Stock issuable to Ms. Hamill pursuant to options exercisable within 60 days of December 23, 2021.
(9)

Consists of (i) 3,091,265 shares of Common Stock held by GMF Pardes LLC and (ii) 500,000 shares of Common Stock issued in the PIPE Investment. J. Jay Lobell, in his capacity as managing member of GMF Pardes LLC, may be deemed to have sole voting and investment discretion over the shares described above. Mr. Lobell disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(10)	Consists of 70,390 restricted shares of Common Stock held by Dr. Varney, of which 48,395 shares remain subject to a right of repurchase at February 21, 2022.
(11)

FS Development Holdings II, LLC is the record holder of 5,543,750 shares of Common Stock. Foresite Capital Management V, LLC (“FCM V”), as the general partner of Foresite Capital Fund V, L.P. (“FCF V LP”), and Foresite Capital Opportunity Management V, LLC (“FCOM V”), as the general partner of Foresite Capital Opportunity Fund V, L.P. (“Opportunity V”), with FCF V LP and Opportunity V being the sole members of FS Development Holdings II, LLC, have voting and investment discretion with respect to the common stock held of record by FS Development Holdings II, LLC. Each of FCF V LP and Opportunity V was issued 500,000 shares of Common Stock in the PIPE Investment. FCF V LP and Opportunity V also received, respectively, 5,966,140 and 1,792,932 shares of Common Stock as Merger Consideration. In addition, each of FCF V LP and Opportunity V purchased 162,500 shares in a block trade. Dr. Tananbaum, in his capacity as managing member of each of FCM V and FCOM V, may be deemed to have sole voting and investment discretion over the shares described above. Each of FCM V, FCOM V, and Dr. Tananbaum disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(12)

Consists of (i) 3,400,464 shares of Common Stock held by Khosla Ventures Seed D, LP (“Seed D”) and (ii) 2,751,302 shares of Common Stock held by Khosla Ventures VII, LP (“KV VII”). The general partner of Seed D is Khosla Ventures Seed Associates D, LLC (“KVSA D”). The general partner of KV VII is Khosla Ventures Associates VII, LLC (“KVA VII”). VK Services, LLC (“VK Services”), is the sole manager of KVSA D and KVA VII. Vinod Khosla is the managing member of VK Services. Each of Mr. Khosla, VK Services and KVSA D may be deemed to share voting and dispositive power over the shares held by Seed D. Mr. Khosla, VK Services and KVSA D disclaim beneficial ownership of the shares held by Seed D, except to the extent of their respective pecuniary interests therein. Each of Mr. Khosla, VK Services and KVA VII may be deemed to share voting and dispositive power over the shares held by KV VII. Mr. Khosla, VK Services and KVA VII disclaim beneficial ownership of such shares held by KV VII, except to the extent of their respective pecuniary interests therein. The address for Mr. Khosla, and each of the foregoing entities is 2128 Sand Hill Road, Menlo Park, California 94025.

Directors and Executive Officers

Our directors and executive officers after the consummation of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management after the Business Combination” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the Board immediately after the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the section titled “Management after the Business Combination—Committees of the Board of Directors” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of New Pardes is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Pardes” and that information is incorporated herein by reference.

At the Special Meeting, the 2021 Plan was approved by our stockholders. The summary of the 2021 Plan set forth in the Proxy Statement/Prospectus in the section titled “The Incentive Plan Proposal” is incorporated herein by reference. A copy of the full text of the 2021 Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of Old Pardes before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the section titled “Director Compensation” and that information is incorporated herein by reference.

Independence

The Nasdaq Stock Market LLC (“Nasdaq”) listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Mark Auerbach, Deborah M. Autor, Laura J. Hamill, J. Jay Lobell and Michael D. Varney, Ph.D. will each be an independent director under the Nasdaq listing rules, each of Mark Auerbach, Deborah M. Autor, Laura J. Hamill, J. Jay Lobell and Michael D. Varney, Ph.D. is independent under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has or has had with FSDC II and Old Pardes and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director, and the transactions involving them described in the section of this Item 2.01 on this Current Report on Form 8-K entitled “Certain Relationships and Related Transactions” and the information incorporated by reference therein.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information about FS Development II—Legal Proceedings” and “Information about Pardes—Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Common Stock began trading on December 27, 2021 under the symbol “PRDS.” As of immediately following the Closing Date there were approximately 83 registered holders of Common Stock.

We have not paid any cash dividends on shares Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our Board. It is the present intention of the Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Recent Sales of Unregistered Securities

Reference is made to the disclosures set forth below under Item 3.02 of this current report on Form 8-K, and that information is incorporated herein by reference.

Description of New Pardes’s Securities

The description of our securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities After the Business Combination” and that information is incorporated herein by reference.

Indemnification of Officers and Directors

New Pardes has entered into indemnification agreements with each of its directors and executive officers as of the Closing Date. Each indemnification agreement provides for indemnification and advancements by New Pardes of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New Pardes or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, forms of which are filed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and are each incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Concurrently with the execution of Merger Agreement, FSDC II entered into subscription agreements (the “Subscription Agreements”) with each of the PIPE Investors, pursuant to which, at the Closing, the PIPE Investors subscribed for and purchased an aggregate of 7,500,000 shares of Common Stock at a price of $10.00 per share for aggregate gross proceeds of $75,000,000.

The shares of Common Stock issued pursuant to the Subscription Agreements (the “PIPE Financing Shares”) have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Pursuant to the Subscription Agreements, we agreed that, within 30 calendar days after the Closing Date, we will file with the SEC (at our sole cost and expense) a registration statement (the “Resale Registration Statement”) registering the resale of the PIPE Financing Shares. We will use our commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 90 calendar days (or 120 calendar days if the SEC notifies us that it will review the Resale Registration Statement) following the filing thereof and (ii) five business days after we are notified by the SEC that the Resale Registration Statement will not be reviewed or will not be subject to further review.

We agreed to cause such Resale Registration Statement, or another shelf registration statement that includes the PIPE Financing Shares, to remain effective until the earliest of (x) the third anniversary of the Closing, (y) the date on which no PIPE Investor holds PIPE Financing Shares or (z) the first date on which each PIPE Investor is able to sell all of its PIPE Financing Shares under Rule 144 of the Securities Act within 90 days without limitation as to the amount of such securities that may be sold and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), if applicable). The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, forms of which are attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Transactions, FSDC II changed its name to “Pardes Biosciences, Inc.” and adopted an amended and restated certificate of incorporation, as amended further in the form of Advisory Charter Proposal B, as such term is defined in the Proxy Statement/Prospectus and amended and restated by-laws. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “The Charter Amendment Proposals”, “Comparison of Stockholder Rights”, “Description of Securities after the Business Combination,” which are incorporated herein by reference. This summary is qualified in its entirety by reference to the text of New Pardes’s second amended and restated certificate of incorporation and amended and restated by-laws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Pardes is the successor issuer to FSDC II and has succeeded to the attributes of FSDC II as the registrant. In addition, the shares of Common Stock of New Pardes, as the successor to FSDC II, are deemed to be registered under Section 12(b) of the Exchange Act. Holders of uncertificated shares of FSDC II’s Class A common stock prior to the Closing have continued as holders of shares of uncertificated shares of New Pardes’s Common Stock. After consummation of the Transactions, the Common Stock were listed on the Nasdaq under the “PRDS,” and the CUSIP number relating to the Common Stock is 69945Q105. Holders of FSDC II’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that New Pardes is the successor to FSDC II.

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On December 23, 2021, the Audit Committee of New Pardes approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the New Pardes’s independent registered public accounting firm, effective immediately.

The report of Withum on the financial statements of FS Development Corp. II for the period from August 21, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from August 21, 2020 (inception) through December 31, 2020 and the subsequent interim period, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in its reports on the financial statements of the Company, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Withum with a copy of the disclosures it is making in this Item 4.01(a) of this Current Report on Form 8-K and requested that Withum furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. A copy of Withum’s letter dated December 28, 2021 is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

On December 23, 2021, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. That engagement is effective immediately.

During the period from February 27, 2020 (inception) through December 31, 2020 and the subsequent interim period, neither New Pardes nor anyone on its behalf consulted with KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on New Pardes’s financial statements, and a written report or oral advice was provided to New Pardes that KPMG concluded was an important factor considered by New Pardes in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Business Combination Proposal—The Merger Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each director, other than Dr. Tananbaum, and all executive officers of FSDC II ceased serving in such capacities and six new directors were appointed to the Board. The Board was divided into three staggered classes of directors and each director was assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2022 for Class I directors, 2023 for Class II directors and 2024 for Class III directors. The Class I directors elected are J. Jay Lobell and Deborah M. Autor. The Class II directors elected are Michael D. Varney, Ph.D. and Laura J. Hamill. The Class III directors elected are Uri A. Lopatin, M.D., Mark Auerbach and James B. Tananbaum, M.D.

Furthermore, following the consummation of the transactions, the Board established four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. The audit committee consists of Mark Auerbach (serves as Chair), Laura J. Hamill and J. Jay Lobell. The compensation committee consists of J. Jay Lobell (serves as Chair), Mark Auerbach and James B. Tananbaum, M.D. The nominating and corporate governance committee consists of Laura J. Hamill (serves as Chair), James B. Tananbaum, M.D. and Deborah M. Autor. The science and technology committee consists of Michael D. Varney, Ph.D. (serves as Chair) and Deborah M. Autor.

Following the Transactions, pursuant to our non-employee director compensation policy, which is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors, each director who is not an employee will be paid cash compensation for serving on the Board, with such compensation to be paid on a quarterly basis in arrears:

Annual Retainer
Annual service on the board of directors	$35,000
Additional retainer for annual service as non-executive chairperson	$30,000
Annual service as audit committee chairperson	$15,000
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as compensation committee chairperson	$10,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as nominating and corporate governance committee chairperson	$8,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$4,000
Annual service as science and technology committee chairperson	$8,000
Annual service as member of the science and technology committee (other than chair)	$4,000

In addition, our policy provides that, upon initial election or appointment to the Board, each non-employee director will be granted a non-statutory stock option to purchase 75,000 shares of our common stock of New Pardes on the date of such director’s election or appointment to the Board, (the “Director Initial Grant”), subject to market checks around the time the award is granted. The Director Initial Grant will vest in substantially equal monthly installments over the three years, subject to a continued service relationship with New Pardes. On the date of each annual meeting of stockholders of New Pardes, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option to purchase 37,500 shares of common stock of New Pardes, (the “Director Annual Grant”), subject to market checks around the time the award is granted. If a new non-employee director joins the Board and receives a Director Initial Grant within three months of the annual meeting of stockholders, then such non-employee director will not be granted a Director Annual Grant at that annual meeting of stockholders. The Director Annual Grant will vest in substantially equal monthly installments over twelve months but shall vest in full on the date of our next annual meeting of stockholders if earlier than the first anniversary of the grant date, subject to a continued service relationship with New Pardes. The Director Initial Grant and Director Annual Grant are subject to full acceleration vesting upon the sale of New Pardes. All of the foregoing stock options would be granted with a per share exercise price equal to the fair market value of a share of our common stock on the date of grant and would have a 10-year term.

Executive Officers

Upon consummation of the Transactions, the following individuals were appointed to serve as executive officers of New Pardes:

Name	Position
Uri A. Lopatin, M.D.	President, Chief Executive Officer and Director
Heidi Henson	Chief Financial Officer
Lee D. Arnold, Ph.D.	Chief Scientific Officer
Brian P. Kearney, PharmD	Chief Development Officer
Sean P. Brusky	Chief Commercial Officer
Elizabeth H. Lacy	General Counsel and Corporate Secretary
Philippe Tinmouth	Chief Business and Strategy Officer

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination,” which is incorporated herein by reference.

Pardes Biosciences, Inc. 2021 Stock Option and Incentive Plan

At the Special Meeting, our stockholders considered and approved the 2021 Stock Option and Incentive Plan (the “2021 Plan”). Following the Closing, the 2021 Plan assumed outstanding equity awards under the Old Pardes 2020 Stock Option and Grant Plan (the “Old Pardes Plan”), (and such assumed awards will count against the share reserve under the 2021 Plan), and no further grants will be made under the Old Pardes Plan. Furthermore, the 2021 Plan allows the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its Board or compensation committee. The 2021 Plan will also allow the Company to utilize a broad array of equity incentives and performance-based cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders.

The material features of the 2021 Plan include:

•

Initially, the maximum number of shares of Common Stock that may be issued under the 2021 Plan is 13,000,000 shares. The number of shares of Common Stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 by 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the administrator of the 2021 Plan;

•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;

•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

•

The value of all awards awarded under the 2021 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $750,000 or $1,000,000 for the year in which a non-employee director is first appointed or elected to the Company’s Board;

•	Certain amendments to the 2021 Plan are subject to approval by our stockholders; and

•	The term of the 2021 Plan will expire on the tenth anniversary of the effective date that the 2021 Plan was approved by the Board.

A more complete summary of the terms of the 2021 Plan is set forth in the Proxy Statement/Prospectus in the section titled “The Incentive Plan Proposal”. That summary and the foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2021 Plan, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Employment Arrangements and Severance Agreements with Pardes’s Named Executive Officers

Old Pardes has offer letters with each of its named executive officers. Following the Closing, New Pardes adopted an executive severance plan (the “Executive Severance Plan”), which provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of the Company. Upon each of the named executive officers executing a participation letter, such executive officer will participate in the Executive Severance Plan and the terms of the Executive Severance Plan will replace the severance provisions in such named executive officers’ offer letters to the extent provided in the Executive Severance Plan.

Offer Letters

Uri A. Lopatin, M.D. In April 2020, we entered into an offer letter with Dr. Lopatin, or the First Lopatin Offer Letter, and further amended and restated the First Lopatin Offer Letter on December 23, 2020, or the A&R Lopatin Offer Letter. Dr. Lopatin currently serves as our Chief Executive Officer. The A&R Lopatin Offer Letter provides for Dr. Lopatin’s at-will employment. Dr. Lopatin’s current annual base salary is $450,000, which is subject to review and modification, provided, however, that Dr. Lopatin entered into a salary deferral agreement with Pardes pursuant to which a portion of Dr. Lopatin’s 2020 base salary was deferred until the earlier of March 15, 2021 or an Equity Financing as defined in the salary deferral agreement. In addition, Dr. Lopatin is eligible to earn an annual bonus with a target amount equal to 50% of his annual base salary and to participate in our benefit plans generally. The First Lopatin Offer Letter also provided for a grant of a restricted stock award representing 4,000,000 shares of common stock of Pardes, or the Lopatin Shares. The Lopatin Shares are subject to a repurchase by Pardes upon certain circumstances, which repurchase restrictions shall lapse in accordance with the following schedule: 25% of the Lopatin Shares shall no longer be subject to repurchase by Pardes upon the first anniversary of the date of commencement of Dr. Lopatin’s employment and such restrictions shall continue to lapse in equal monthly installments for three years thereafter, in each case subject to Dr. Lopatin’s continued service relationship with Pardes through each applicable date. As a condition to Dr. Lopatin’s employment under the First Lopatin Offer Letter and continued employment under the A&R Lopatin Offer, Dr. Lopatin is subject to Pardes’s Confidential Information and Invention Assignment agreement.

Pursuant to the A&R Lopatin Offer Letter, in the event that Dr. Lopatin’s employment is terminated by Pardes without “cause” (and other than due to Dr. Lopatin’s death or disability) or Dr. Lopatin resigns for “good reason” (as each terms are defined in the A&R Lopatin Offer Letter) (each such termination a “qualifying termination”), subject to the execution and effectiveness of a general release of claims, Dr. Lopatin will be entitled to receive (i) twelve months of base salary continuation, (ii) subject to the Dr. Lopatin’s timely election to continue COBRA health coverage, continued medical coverage, fully paid by Pardes under Pardes medical plan for up to twelve months following termination, (iii) 12 months of accelerated vesting of all outstanding equity awards held by Dr. Lopatin and (iv) outplacement assistance.

Pursuant to the A&R Lopatin Offer Letter, in the event that Dr. Lopatin experiences a qualifying termination during the “change in control period” (as such term is defined in the A&R Lopatin Offer Letter), subject to the execution and effectiveness of a general release of claims, he will be entitled to receive (in lieu of the severance payments and benefits above), (i) twelve months of base salary continuation, (ii) lump sum payment equal to Dr. Lopatin’s target bonus for the year of termination, (iii) subject to the Dr. Lopatin’s timely election to continue COBRA health coverage, continued medical coverage, fully paid by Pardes under Pardes’s medical plan for up to twelve months following termination, (iv) full accelerated vesting of all outstanding equity awards held by Dr. Lopatin and (v) outplacement assistance.

Lee D. Arnold, Ph.D. In April 2020, we entered into an employment agreement with Dr. Arnold, or the First Arnold Offer Letter, and further amended and restated the First Arnold Offer Letter on December 23, 2020, or the A&R Arnold Offer Letter. Dr. Arnold currently serves as our Chief Scientific Officer. The A&R Arnold Offer Letter provides for Dr. Arnold’s at-will employment. Dr. Arnold’s current annual base salary is $366,000, which is subject to review and modification. In addition, Dr. Arnold is eligible to earn an annual bonus with a target amount equal to 40% of his annual base salary and to participate in our benefit plans generally. In addition, the First Arnold Offer Letter provided for a grant of a restricted stock award representing 2,000,000 shares of common stock of Pardes, or the Arnold Shares. The Arnold Shares are subject to a repurchase by Pardes upon certain circumstances, which repurchase restrictions shall lapse in accordance with the following schedule: 25% of the Arnold Shares shall no longer be subject to repurchase by Pardes upon the first anniversary of the date of commencement of Dr. Arnold’s employment and such restrictions shall continue to lapse in equal monthly installments for three years thereafter, in each case subject to Dr. Arnold’s continued service relationship with Pardes through each appliable date. As a condition to the First Arnold Offer Letter and continued employment under the A&R Arnold Offer Letter, Dr. Arnold is subject to Pardes’s standard Proprietary Information, Inventions and Assignment Agreement.

Pursuant to the A&R Arnold Offer Letter, in the event that Dr. Arnold’s employment is terminated by Pardes without “cause” (and other than due to Dr. Arnold’s death or disability) or Dr. Arnold resigns for “good reason” (as each terms are defined in the A&R Arnold Offer Letter) (each such termination a “qualifying termination”), subject to the execution and effectiveness of a general release of claims, Dr. Arnold will be entitled to receive (i) nine months of base salary continuation, (ii) subject to the Dr. Arnold’s timely election to continue COBRA health coverage, continued medical coverage, fully paid by Pardes under Pardes medical plan for up to nine months following termination, (iii) nine months of accelerated vesting of all outstanding equity awards held by Dr. Arnold and (iv) outplacement assistance.

Pursuant to the A&R Arnold Offer Letter, in the event that Dr. Arnold experiences a qualifying termination during the “change in control period” (as such term is defined in the A&R Arnold Offer Letter), subject to the execution and effectiveness of a general release of claims, he will be entitled to receive (in lieu of the severance payments and benefits above), (i) nine months of base salary continuation, (ii) lump sum payment equal to Dr. Arnold’s target bonus for the year of termination, (iii) subject to the Dr. Arnold’s timely election to continue COBRA health coverage, continued medical coverage, fully paid by Pardes under Pardes’s medical plan for up to nine months following termination, (iv) full accelerated vesting of all outstanding equity awards held by Dr. Arnold and (v) outplacement assistance.

Brian P. Kearney, PharmD In September 2020, we entered into an offer letter with Dr. Kearney, as amended by Amendment No. 1 to Kearney Offer Letter on December 23, 2020, or the Kearney Offer Letter. Dr. Kearney currently serves as our Chief Development Officer. The Kearney Offer Letter provides for Dr. Kearney’s at-will employment. Dr. Kearney’s current annual base salary is $420,000, which is subject to review and modification provided, however, that Dr. Kearney entered into a salary deferral agreement with Pardes pursuant to which a portion of Dr. Kearney’s 2020 base salary was deferred until the earlier of March 15, 2021 or an Equity Financing as defined in the salary deferral agreement. In addition, Dr. Kearney is eligible for an annual bonus with a target amount equal to 40% of his annual base salary and participate in our benefit plans generally. In addition, the Kearney Offer Letter provides for a grant of a restricted stock award representing 325,000 shares of common stock of Pardes, or the Kearney Shares. The Kearney Shares are subject to a repurchase by Pardes upon certain circumstances, which repurchase restrictions shall lapse in accordance with the following schedule: 25% of the Kearney Shares shall no longer be subject to repurchase by Pardes upon the first anniversary of the date of commencement of employment of Dr. Kearney and such restrictions shall continue to lapse in equal monthly installments for three years thereafter, in each case subject to Dr. Kearney’s continued service relationship with Pardes through each applicable date. As a condition to the Kearney Offer Letter, Dr. Kearney is subject to Pardes’s standard Proprietary Information, Inventions and Assignment Agreement.

Pursuant to the Kearney Offer Letter, in the event that Dr. Kearney’s employment is terminated by Pardes without “cause” (and other than due to Dr. Kearney’s death or disability) or Dr. Kearney resigns for “good reason” (as each terms are defined in the Kearney Offer Letter) (each such termination a “qualifying termination”), subject to the execution and effectiveness of a general release of claims, Dr. Kearney will be entitled to receive (i) nine months of base salary continuation, (ii) subject to the Dr. Kearney’s timely election to continue COBRA health coverage, continued medical coverage, fully paid by Pardes under Pardes medical plan for up to nine months following termination, (iii) 9 months of accelerated vesting of all outstanding equity awards held by Dr. Kearney and (iv) outplacement assistance.

Pursuant to the Kearney Offer Letter, in the event that Dr. Kearney experiences a qualifying termination during the “change in control period” (as such term is defined in the A&R Kearney Offer Letter), subject to the execution and effectiveness of a general release of claims, he will be entitled to receive (in lieu of the severance payments and benefits above), (i) nine months of base salary continuation, (ii) lump sum payment equal to Dr. Kearney’s target bonus for the year of termination, (iii) subject to the Dr. Kearney’s timely election to continue COBRA health coverage, continued medical coverage, fully paid by Pardes under Pardes’s medical plan for up to nine months following termination, (iv) full accelerated vesting of all outstanding equity awards held by Dr. Kearney and (v) outplacement assistance.

The foregoing description of the offer letters with each of Dr. Lopatin, Dr. Arnold and Mr. Kearney does not purport to be complete and is qualified in its entirety by the terms and conditions of the offer letters, which are filed herewith as Exhibits 10.9, 10.10, 10.11 and 10.12, respectively, and incorporated herein by reference.

Pardes Biosciences Inc. Executive Severance Plan

The Executive Severance Plan provides that upon a termination of employment by us other than for “cause” (as defined in the Executive Severance Plan), death or “disability” (as defined in the Executive Severance Plan), or upon a resignation by an eligible participant for “good reason” (as defined in the Executive Severance Plan), in either case outside of the “change in control period” (i.e., the period beginning three months prior to the date of a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 12 months for the Tier 1 Executive (i.e., the Company’s CEO), 9 months for each Tier 2 Executive (i.e., the C-level executives of the Company, including the named executive officers other than the CEO) and six months for each Tier 3 Executive (i.e., the VP-level executives of the Company), of the participant’s annual base salary in effect immediately prior to such termination, and (ii) up to 12 for the Tier 1 Executive, 9 for each Tier 2 Executive and 6 for each Tier 3 Executive, monthly cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he or she had remained employed by us, based on the premiums as of the date of termination, in each case payable over 12 months for the Tier 1 Executive, 9 months for each Tier 2 Executive and 6 months for each Tier 3 Executive. In addition, for the Tier 1 Executive and each Tier 2 Executive, with respect to outstanding and unvested equity awards held by the participant and granted prior to the effective date of the Executive Severance Plan, such equity awards will be subject to any acceleration of vesting provisions as specified in the terms of the applicable award agreements.

The Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 150% for the Tier 1 Executive, 100% for each Tier 2 Executive, and 50% for each Tier 3 Executive, of the participant’s annual base salary in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination, if higher), (ii) a lump sum amount equal to 150% for the Tier 1 Executive, 100% for each Tier 2 Executive, and 50% for each Tier 3 Executive, of the participant’s annual target bonus in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he or she had remained employed by us for 18 months for the Tier 1 Executive, 12 months for each Tier 2 Executive, and 6 months for each Tier 3 Executive, following the date of termination, based on the premiums as of the date of termination, and (iv) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance conditions may become vested, exercisable and/or nonforfeitable in the plan administrator’s discretion or to the extent specified in the applicable award agreement.

The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.

The foregoing description of the Executive Severance Plan does not purport to be complete and is qualified in its entirety by the terms and conditions of the Executive Severance Plan, which is filed herewith as Exhibit 10.13 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, New Pardes ceased to be a shell company upon the Closing. The material terms of the Transactions are described in the section entitled “Business Combination Proposal” of the Proxy Statement/Prospectus and are incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the Closing, (i) the issued and outstanding FSDC II Class B Common Stock were automatically converted, on a one-for-one basis, into shares of FSDC II Class A Common Stock and (ii) the issued and outstanding shares of FSDC II Class A Common Stock were automatically converted, on a one-for-one basis, into shares of Common Stock of New Pardes.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Old Pardes for the period from February 27, 2020 (inception) through December 31, 2020, the related notes and report of independent registered public accounting firm, as well as the unaudited financial statements for the period from February 27, 2020 (inception) through September 30, 2020 and for the nine month period ended September 30, 2021, and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-35 and are incorporated herein by reference.

The audited financial statements of FSDC II for the period from August 21, 2020 (inception) through December 31, 2020 and the related notes and report of independent registered public accounting firm, are set forth in the Proxy Statement/Prospectus beginning on page F-22 and are incorporated herein by reference.

The unaudited financial statements of FSDC II for the period from August 21, 2020 (inception) through September 30, 2020 and for the three and nine month periods ended September 30, 2021, and the related notes, are set forth in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain unaudited pro forma combined financial information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1†	Merger Agreement, dated as of June 29, 2021 and as amended on November 7, 2021, by and among Pardes Biosciences, Inc., Shareholder Representative Services LLC, FS Development Corp. II, and Orchard Merger Sub, Inc. as amended by Amendment No. 1 dated November 7, 2021 (incorporated by reference to Annex A to the Proxy Statement/Prospectus).

3.1	Second Amended and Restated Certificate of Incorporation of FS Development Corp. II (incorporated by reference to Exhibit 3.1 on Form 8-A12B/A filed on December 23, 2021).

3.2	Amended and Restated By-laws of Pardes Biosciences, Inc. (incorporated by reference to Exhibit 3.2 on Form 8-A12B/A filed on December 23, 2021).

4.1	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 on Form S-4/A filed on November 17, 2021).

10.1	Registration Rights Agreement, dated December 23, 2021, by and among Pardes Biosciences, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 10.1 on Form 8-A12B/A filed on December 23, 2021).

10.2*	Voting Agreement, dated December 23, 2021, by and among Pardes Biosciences, Inc. and the other parties thereto.

10.3*	Lockup Agreement, dated December 23, 2021, by and among Pardes Biosciences, Inc. and the other parties thereto.

10.4	2021 Stock Option and Incentive Plan (incorporated by reference to Annex E to the Proxy Statement/Prospectus).

10.5*	Forms of Award Agreements under the 2021 Stock Option and Incentive Plan.

10.6*	Form of Indemnification Agreement for Directors of Pardes Biosciences, Inc.

10.7*	Form of Indemnification Agreement for Executive Officers of Pardes Biosciences, Inc.

10.8	Form of Subscription Agreement (incorporated by reference to Annex F to the Proxy Statement/Prospectus).

10.9*^+	Amended and Restated Offer Letter, dated December 23, 2020, by and between Pardes Biosciences, Inc. and Uri A. Lopatin, M.D.

10.10*^+	Amended and Restated Offer Letter, dated December 23, 2020, by and between Pardes Biosciences, Inc. and Lee D. Arnold, Ph.D.

10.11*^+	Offer Letter, dated September 21, 2020, by and between Pardes Biosciences, Inc. and Brian P. Kearney, PharmD.

10.12*^+	Amendment No. 1 to Offer Letter, dated December 23, 2020, by and between Pardes Biosciences, Inc. and Brian P. Kearney, PharmD.

10.13*^+	Executive Severance Plan

10.14	Letter Agreement, dated June 29, 2021, by and among FS Development Corp. II, Pardes Biosciences, Inc. and Gilead Sciences, Inc. (incorporated by reference to Exhibit 10.6 of FS Development Corp. II’s Current Report on Form 8-K, filed with the SEC on June 29, 2021).

10.15	Old Pardes Support Agreement, dated as of June 29, 2021, by and among FS Development Corp. II and certain supporting stockholders of Pardes Biosciences, Inc. (incorporated by reference to Exhibit 10.2 of FS Development Corp. II’s Current Report on Form 8-K, filed with the SEC on June 29, 2021).

10.16	FS Development Corp. II Support Agreement, dated as of June 29, 2021, by and among FS Development Corp. II, Pardes Biosciences, Inc., FS Development Holdings II, LLC and certain supporting stockholders of FS Development Corp. II (incorporated by reference to Exhibit 10.1 of FS Development Corp. II’s Current Report on Form 8-K, filed with the SEC on June 29, 2021).

10.17	Letter Agreement dated as of February 16, 2021, by and among FS Development Corp. II, FS Development Corp. II’s officers and directors, and FS Development Holdings II, LLC (incorporated by reference to Exhibit 10.4 of FS Development Corp. II’s Current Report on Form 8-K, filed with the SEC on February 19, 2021).

16.1*	Letter dated December 28, 2021 from Withum to the Securities and Exchange Commission.

21.1*	List of Subsidiaries

99.1*	Unaudited Pro Forma Combined Financial Information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
†

Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

^

Pursuant to Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted (indicated by “[***]”) because the Company has determined that the information is not material and is the type that the Company treats as private or confidential.

+	Management contract or compensation plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARDES BIOSCIENCES, INC.

By:	/s/ Uri Lopatin
Name:	Uri Lopatin
Title:	Chief Executive Officer, President and Director

Date: December 30, 2021